Exhibit 23


                     [LETTERHEAD OF KPMG PEAT MARWICK]


                      CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Circuit City Stores, Inc.:

 We consent to the incorporation by reference in the registration statements (Numbers 33-53185, 33-50144, 33-36650, 33-22874, 33-17876 and
33-12081) on Form S-8 of Circuit City Stores, Inc. of our report dated April 4, 1994, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries (the Company) as of February 28, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 28, 1994, which report is incorporated by reference from the annual report to shareholders in the February 28, 1994 annual report on Form 10-K of Circuit City Stores, Inc. We also consent to the incorporation by reference in the foregoing registration statements of our report dated April 4, 1994, relating to the financial statement schedules of Circuit City Stores, Inc., which report appears as listed in Item 14(a)2 of this Form 10-K.

As discussed in Note 1(G) to the consolidated financial statements, the Company changed its method of accounting for income taxes in fiscal 1993.



s/KPMG PEAT MARWICK


Richmond, Virginia
May 23, 1994